Exhibit 99-1

First Advantage Reports Third Quarter 2024 Results

Completed Acquisition of Sterling on October 31; Maintains Standalone Full-Year 2024 Guidance and Issues Combined Company Guidance including Sterling

Third Quarter 2024 Highlights1

•
Revenues of $199.1 million
•
Net Loss of $(8.9) million, a net loss margin of (4.4)%, includes $13.2 million of expenses incurred related to the acquisition of Sterling Check Corp. (“Sterling”)
•
Adjusted Net Income of $38.0 million
•
Adjusted EBITDA of $64.0 million; Adjusted EBITDA Margin of 32.2%
•
GAAP Diluted Net Loss Per Share of $(0.06), includes $0.07 per share of expenses incurred related to the Sterling acquisition
•
Adjusted Diluted Earnings Per Share of $0.26
•
Cash Flows from Operations of $43.5 million; Cash Flows from Operations would have been $45.3 million after adjusting for $1.8 million of cash costs directly associated with the Sterling acquisition
•
Announced organizational updates, including promotion of Joelle Smith to President
•
On October 31, 2024, subsequent to the quarter end, closed the Sterling acquisition, which was first announced on February 29, 2024

Maintaining First Advantage Standalone Full-Year 2024 Guidance and Issuing Combined Company Guidance including Sterling

•
Maintaining standalone full-year 2024 guidance ranges for Revenues of $750 million to $800 million, Adjusted EBITDA of $228 million to $248 million, Adjusted Net Income of $127 million to $142 million, and Adjusted Diluted Earnings Per Share of $0.88 to $0.982
•
Issuing combined company full-year 2024 guidance, including the impacts of Sterling results for November and December 2024, including the benefits of actioned synergies and the estimated capital structure impacts of the transaction, with ranges for Revenues of $858 million to $918 million, Adjusted EBITDA of $250 million to $274 million, Adjusted Net Income of $122 million to $140 million, and Adjusted Diluted Earnings Per Share of $0.83 to $0.952

ATLANTA, November 12, 2024 – First Advantage Corporation (NASDAQ: FA), a leading global provider of employment background screening, identity, and verification solutions, today announced financial results for the third quarter ended September 30, 2024.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended September 30,
	2024	2023	Change
Revenues	$199.1	$200.4	(0.6)%
Income from operations	$9.1	$23.2	(60.7)%
Net (loss) income	$(8.9)	$10.8	(182.2)%
Net (loss) income margin	(4.4)%	5.4%	NA
Diluted net (loss) income per share	$(0.06)	$0.07	(185.7)%
Adjusted EBITDA[1]	$64.0	$64.8	(1.1)%
Adjusted EBITDA Margin[1]	32.2%	32.3%	NA
Adjusted Net Income[1]	$38.0	$40.0	(5.1)%
Adjusted Diluted Earnings Per Share[1]	$0.26	$0.28	(7.1)%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information.

“We were thrilled to have closed on the acquisition of Sterling on October 31,” said Scott Staples, Chief Executive Officer. “We officially welcomed the Sterling team on day 1 and are moving forward expeditiously to execute our integration plans, action our synergy targets, and accelerate our strategic execution, all while ensuring a seamless experience for all customers. We have already actioned over $10 million in run rate cost synergies, with line of sight to actioning an expected range of $50 million to $70 million of run rate synergies within 2 years post-close. In tandem with our work on the transaction, we have been developing an updated strategy that is heavily focused on rapidly growing and innovating our business through new technology, AI, and product initiatives, which includes adjustments to our organizational structure to optimize our operations as a combined company."

“In the third quarter, we again delivered solid financial results, with robust Adjusted EBITDA margins over 32% and strong operating cash flow. The combination of upsell, cross-sell, and new logo growth rates performed in line with our historical revenue growth algorithm, and our team continued to demonstrate outstanding execution with important new logo and upsell bookings in the quarter. Additionally, during the quarter, we released our 2023 Sustainability Report, highlighting our continued progress and commitments to employee engagement and inclusion, corporate responsibility, and environmental sustainability,” Staples concluded.

Full-Year 2024 Guidance

“We are maintaining our full-year 2024 standalone guidance and issuing new guidance to include Sterling for November and December, including the benefits of actioned synergies and the estimated capital structure impacts of the transaction,” commented Steven Marks, Chief Financial Officer. “We are pleased to have delivered sequential quarter-over-quarter growth in revenues, Adjusted EBITDA, and Adjusted EBITDA Margin, with margins of 32.2%. We expect sequential quarter-over-quarter growth in revenues and Adjusted EBITDA for First Advantage standalone again in Q4. Looking forward, we plan to maintain our product and customer focus while endeavoring to conduct a smooth integration, maintain customer continuity, action synergies, and reduce net leverage.”

The following table summarizes our full-year 2024 guidance.

	First Advantage Standalone As of November 12, 2024	Combined Company[3] As of November 12, 2024
Revenues	$750 million – $800 million	$858 million – $918 million
Adjusted EBITDA[2]	$228 million – $248 million	$250 million – $274 million
Adjusted Net Income[2]	$127 million – $142 million	$122 million – $140 million
Adjusted Diluted Earnings Per Share[2]	$0.88 – $0.98	$0.83 – $0.95

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net (loss) income and Adjusted Diluted Earnings Per Share to GAAP diluted net (loss) income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

3 “Combined Company” guidance represents “First Advantage Standalone” guidance adjusted for the impacts of Sterling results for November and December 2024, including the benefits of actioned synergies and the estimated capital structure impacts of the transaction.

Actual results may differ materially from First Advantage’s full-year 2024 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its third quarter 2024 results today, November 12, 2024, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-445-7795 (domestic) or 785-424-1699 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage third quarter 2024 earnings call or provide the conference code FA3Q24. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4698641/CBB927EE7939B018AE38DEBC57EF3185.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

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negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, and uncertainty in financial markets;
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our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence;
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inability to identify and successfully implement our growth strategies on a timely basis or at all;
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potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
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due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to realize the expected benefits of our acquisition of Sterling; and
•
control by our Sponsor, "Silver Lake", (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net (loss) income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net (loss) income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of employment background screening, identity, and verification solutions. Enabled by its proprietary technology, First Advantage delivers innovative services and insights that help customers mitigate risk and hire the best talent: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories. For more information about how to hire smarter and onboard faster with First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$307,392	$213,774
Restricted cash	88	138
Accounts receivable (net of allowance for doubtful accounts of $1,284 and $1,036 at September 30, 2024 and December 31, 2023, respectively)	143,020	142,690
Prepaid expenses and other current assets	13,667	13,426
Income tax receivable	2,808	3,710
Total current assets	466,975	373,738
Property and equipment, net	55,403	79,441
Goodwill	822,277	820,654
Trade names, net	60,990	66,229
Customer lists, net	238,821	275,528
Other intangible assets, net	1,898	2,257
Deferred tax asset, net	3,172	2,786
Other assets	7,598	10,021
TOTAL ASSETS	$1,657,134	$1,630,654
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$71,108	$47,024
Accrued compensation	18,687	16,379
Accrued liabilities	22,962	16,162
Current portion of operating lease liability	2,566	3,354
Income tax payable	3,534	264
Deferred revenues	2,495	1,856
Total current liabilities	121,352	85,039
Long-term debt (net of deferred financing costs of $4,880 and $6,268 at September 30, 2024 and December 31, 2023, respectively)	559,844	558,456
Deferred tax liability, net	48,181	71,274
Operating lease liability, less current portion	4,340	5,931
Other liabilities	2,703	3,221
Total liabilities	736,420	723,921
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 145,558,948 and 145,074,802 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	146	145
Additional paid-in-capital	998,707	977,290
Accumulated deficit	(59,442)	(49,545)
Accumulated other comprehensive loss	(18,697)	(21,157)
Total equity	920,714	906,733
TOTAL LIABILITIES AND EQUITY	$1,657,134	$1,630,654

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

	Three Months Ended September 30,
(in thousands, except share and per share amounts)	2024	2023
REVENUES	$199,119	$200,364

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	100,879	101,410
Product and technology expense	12,909	13,107
Selling, general, and administrative expense	46,050	30,217
Depreciation and amortization	30,168	32,419
Total operating expenses	190,006	177,153
INCOME FROM OPERATIONS	9,113	23,211

OTHER EXPENSE, NET:
Interest expense, net	17,191	7,557
Total other expense, net	17,191	7,557
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(8,078)	15,654
Provision for income taxes	782	4,881
NET (LOSS) INCOME	$(8,860)	$10,773

Foreign currency translation income (loss)	5,531	(1,610)
COMPREHENSIVE (LOSS) INCOME	$(3,329)	$9,163

NET (LOSS) INCOME	$(8,860)	$10,773
Basic net (loss) income per share	$(0.06)	$0.08
Diluted net (loss) income per share	$(0.06)	$0.07
Weighted average number of shares outstanding - basic	144,096,312	143,231,707
Weighted average number of shares outstanding - diluted	144,096,312	144,733,357

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(9,907)	$22,480
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	89,968	96,341
Amortization of deferred financing costs	1,388	1,362
Bad debt expense	92	134
Deferred taxes	(23,115)	(8,723)
Share-based compensation	19,303	10,449
Loss on foreign currency exchange rates	—	26
(Gain) loss on disposal of fixed assets and impairment of ROU assets	(272)	1,724
Change in fair value of interest rate swaps	(1,006)	(2,201)
Changes in operating assets and liabilities:
Accounts receivable	(151)	(12,162)
Prepaid expenses and other assets	1,184	8,661
Accounts payable	23,115	531
Accrued compensation and accrued liabilities	9,917	(8,389)
Deferred revenues	591	87
Operating lease liabilities	(722)	(1,134)
Other liabilities	(673)	(198)
Income taxes receivable and payable, net	4,150	(2,908)
Net cash provided by operating activities	113,862	106,080
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(20,384)	(18,781)
Purchases of property and equipment	(1,386)	(1,798)
Other investing activities	29	(231)
Acquisitions of businesses, net of cash acquired	25	(41,122)
Net cash used in investing activities	(21,716)	(61,932)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock under share-based compensation plans	5,862	4,089
Net settlement of share-based compensation plan awards	(3,790)	(254)
Payments on deferred purchase agreements	(703)	(703)
Cash dividends paid	(211)	(217,683)
Payments on finance lease obligations	(3)	(97)
Share repurchases	—	(55,917)
Net cash provided by (used in) financing activities	1,155	(270,565)
Effect of exchange rate on cash, cash equivalents, and restricted cash	267	(372)
Increase (decrease) in cash, cash equivalents, and restricted cash	93,568	(226,789)
Cash, cash equivalents, and restricted cash at beginning of period	213,912	391,796
Cash, cash equivalents, and restricted cash at end of period	$307,480	$165,007

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$19,168	$21,006
Cash paid for interest	$36,174	$33,787
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$926	$25
Non-cash property and equipment additions	$540	$—
Excise taxes on share repurchases incurred but not paid	$(10)	$558
Dividends declared but not paid	$—	$701

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended September 30, 2024
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$174,905	$26,624	$(2,410)	$199,119
Foreign currency translation impact(a)	89	(216)	11	(116)
Constant currency revenues	$174,994	$26,408	$(2,399)	$199,003
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Three Months Ended September 30,
(in thousands, except percentages)	2024	2023
Net (loss) income	$(8,860)	$10,773
Interest expense, net	17,191	7,557
Provision for income taxes	782	4,881
Depreciation and amortization	30,168	32,419
Share-based compensation(a)	9,504	4,790
Transaction and acquisition-related charges(b)	13,218	1,571
Integration, restructuring, and other charges(c)	2,043	2,800
Adjusted EBITDA	$64,046	$64,791
Revenues	199,119	200,364
Net (loss) income margin	(4.4)%	5.4%
Adjusted EBITDA Margin	32.2%	32.3%
Adjusted EBITDA	$64,046
Foreign currency translation impact(d)	11
Constant currency Adjusted EBITDA	$64,057
(a)
Share-based compensation for the three months ended September 30, 2024 and 2023, includes approximately $6.6 million and $2.5 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification and retirements of the Company's Chief Financial Officer and President, Americas.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended September 30, 2024 include approximately $13.2 million of expense associated with the acquisition of Sterling, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended September 30, 2024 and 2023 also include insurance costs incurred related to the initial public offering.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items.
(d)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended September 30,
(in thousands)	2024	2023
Net (loss) income	$(8,860)	$10,773
Provision for income taxes	782	4,881
(Loss) income before provision for income taxes	(8,078)	15,654
Debt-related charges(a)	10,057	2,532
Acquisition-related depreciation and amortization(b)	22,646	25,660
Share-based compensation(c)	9,504	4,790
Transaction and acquisition-related charges(d)	13,218	1,571
Integration, restructuring, and other charges(e)	2,043	2,800
Adjusted Net Income before income tax effect	49,390	53,007
Less: Adjusted income taxes(f)	11,400	12,972
Adjusted Net Income	$37,990	$40,035

	Three Months Ended September 30,
	2024	2023
Diluted net (loss) income per share (GAAP)	$(0.06)	$0.07
Adjusted Net Income adjustments per share
Provision for income taxes	0.01	0.03
Debt-related charges(a)	0.07	0.02
Acquisition-related depreciation and amortization(b)	0.15	0.18
Share-based compensation(c)	0.06	0.03
Transaction and acquisition related charges(d)	0.09	0.01
Integration, restructuring, and other charges(e)	0.01	0.02
Adjusted income taxes(f)	(0.08)	(0.09)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.26	$0.28

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	144,096,312	144,733,357
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	2,492,320	—
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	146,588,632	144,733,357
(a)
Represents the non-cash interest expense related to the amortization of debt issuance costs for the 2021 February refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended September 30, 2024 and 2023, includes approximately $6.6 million and $2.5 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification and retirements of the Company's Chief Financial Officer and President, Americas.
(d)
Represents charges related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended September 30, 2024 include approximately $13.2 million of expense associated with the acquisition of Sterling, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended September 30, 2024 and 2023 also include insurance costs incurred related to the initial public offering.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items.
(f)
Effective tax rates of approximately 23.1% and 24.5% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended September 30, 2024 and 2023, respectively.